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                                                                   Exhibit 4(a)

                       CERTIFICATE OF LIMITED PARTNERSHIP
                FOR ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.


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Microfilm Number            Filed with the Department of State on May 10 1999
                 ---------                                        -------------

Entity Number    2876437                       /s/ ILLEGIBLE
               ----------         ---------------------------------------------
                                           Secretary of the Commonwealth

                       CERTIFICATE OF LIMITED PARTNERSHIP
                             DSCB: 15-8511 (Rev 90)

       In compliance with the requirements of 15 Pa. C.S. Section 8511 (relating to certificate of limited partnership), the undersigned desiring to form a limited Partnership, hereby certifies that:

1. The name of the limited partnership is: ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD.
       ----------------------------------------------------------------------

2. The (a) address of this limited partnership's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

       (a)  311 ROUSER ROAD,     MOON TOWNSHIP    PA      15103       ALLEGHENY
            -------------------------------------------------------------------
            Number and Street    City             State    Zip         County

       (b)  c/o  N/A
                 --------------------------------------------------------------
                    Number of Commercial Registered Office Provider      County

       For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3. The name and business address of each general partner of the partnership is:

       Name                                         Address
       -----                                        -------
ATLAS RESOURCES, INC.         311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4.     (Check, and if appropriate complete, one of the following):

 X       The formation of the limited partnership shall be effective upon filing
----     this Certificate of Limited Partnership in the Department of State.

         The formation of the limited partnership shall be effective on
----     : ______________ at _________________
              Date                  Hour


       IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 6th day of MAY, 1999.

                                                         /s/ J. R. O'MARA
-------------------------                         ------------------------------
       (Signature)                                         (Signature)
                                                  J. R. O'MARA, PRESIDENT & CEO